Patent Registration
(Duplicate)

Patent Number: 981261701
Certificate Number: 74179

I: Patent Registered:

Patented Product: Multifunctional Far Infrared Ceramic Material
Patent Holder: Beijing Tenet Jove Technological Development Co., Ltd.
Address of the Patent Holder: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Nationality: China
Patent Co-holder: NA
Designer: Jingfeng Yang & Benzhi Zhang
Classification: C04B 35/14
Date of Application: December 28, 1998
Date of Public Announcement: October 10, 2001
Date of Authorization: December 30, 1999

II: Content of Registration:

The Patent is valid up to the date of the issuance of this Patent Registration Counterpart

Patent Transfer:

Prior Patent Holder: Tianjin Balas Technological Development Co., Ltd.
Address of the Prior Patent Holder: Suite A-B-B-506, Century Garden, Nanmenwai Street, Nankai District, Tianjin
Patent Transferred to: Beijing Tenet Jove Technological Development Co., Ltd.
Address of the Transferee: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Date of Transfer: March 10, 2004

Patent Transfer:

Prior Patent Holder: Tianjin Balas Healthcare Product Co., Ltd.
Address of the Prior Patent Holder: Suite 301, 22 Jiaotangqian Street, Hongqiao District, Tianjin
Patent Transferred to: Tianjin Balas Technological Development Co., Ltd.
Address of the Transferee: Suite A-B-B-506, Century Garden, Nanmenwai Street, Nankai District, Tianjin
Date of Transfer: May 28, 2002

State Intellectual Property Office of the People's Republic of China
April 21, 2004

Notes:

1. This Patent Registration has two pages excluding the front and back cover.
2. Patent fee has been paid for the period ended on December 28, 2004.



专利登记簿副本

专利号：981261701　　（正 页）　　证书号：74179

I　著录项目

发 明 名 称 ：　具有远红外线功能的陶瓷材料
现 专 利 权 人：北京天益嘉华科技发展有限公司
现专利权人地址：北京市朝阳区建国路88号现代城1号楼1704室
现专利权人国籍：中国
现共同专利权人：
设　　计　　人：　杨晋峰 张本智
主 分 类 号 ：　C04B 35/14
申　　请　　日：　1998.12.28　　公 开 日:2001.10.10
授 权 日:1899.12.30

II 登记事项

截止至办理本专利登记簿副本之日，该专利权有效。

专 利 权 转 让

原专利权人及共同专利权人：天津市百乐思科技发展有限公司
原专利权人地址:天津市南开区南门外大街世纪花园A-B-B-506
变更后专利权人及共同专利权人：北京天益嘉华科技发展有限公司
变更后专利权人地址：北京市朝阳区建国路88号现代城1号楼1704室
专利权转让登记日：2004.03.10

中华人民共和国国家知识产权局
2004年4月21日

(1)本专利登记簿副本除扉页和封底外，共2页
(2)该专利年费已缴纳至2004年12月28日